EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-134858, 333-90006, 333-43972 and 333-93537 of North Bay Bancorp on Form S-8 of our report, dated March 7, 2007, relating to our audits of the consolidated financial statements and internal control over financial reporting of North Bay Bancorp, appearing in this Annual Report on Form 10-K of North Bay Bancorp for the year ended December 31, 2006.

/s/ Perry-Smith LLP

Sacramento, California

March 7, 2007

Consent of Independent Registered Public Accounting Firm

The Board of Directors
North Bay Bancorp:

We consent to the incorporation by reference in the registration statements (Nos. 333-93537, 333-43972, and 333-90006) on Form S-8 of North Bay Bancorp of our reports dated March 15, 2006, with respect to the consolidated balance sheets of North Bay Bancorp and Subsidiaries as of December 31, 2005, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2005, which report appears in the December 31, 2006, annual report on Form 10-K of North Bay Bancorp.

/s/ KPMG LLP

San Francisco, California

March 6, 2007